EXHIBIT 4.1(a)

FIRST SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY GENERATION CORP.

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee

__________

Dated as of June 25, 2008

__________

Providing among other things for

First Mortgage Bonds, Guarantee Series A of 2008 due 2009

First Mortgage Bonds, Guarantee Series B of 2008 due 2009

_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 19, 2008

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 25, 2008, between FIRSTENERGY GENERATION CORP., a corporation organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008 (as hereby supplemented, hereinafter called the “Indenture”) with the Company.

W I T N E S S E T H:

WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided, in the Indenture; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create two new series of Bonds under the Indenture, consisting of $142,653,250 in principal amount to be designated as “First Mortgage Bonds, Guarantee Series A of 2008 due 2009” (hereinafter referred to as the “bonds of Guarantee Series A”) and $6,513,617 in principal amount to be designated as “First Mortgage Bonds, Guarantee Series B of 2008 due 2009” (hereinafter referred to as the “bonds of Guarantee Series B”, and together with the bonds of Guarantee Series A, the “bonds of Guarantee Series”), which shall bear interest at the respective rates per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the respective forms and have the terms and provisions provided for in this Supplemental Indenture; and

WHEREAS, the bonds of Guarantee Series A and the Trustee’s certificate to be endorsed thereon shall be substantially in the form included in Exhibit A hereto and the bonds of Guarantee Series B and the Trustee’s certificate to be endorsed thereon shall be substantially in the form included in Exhibit B hereto; and

WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others, of providing for the creation of any series of Bonds and specifying the form and provisions of the Bonds of such series; and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of Guarantee Series A and the bonds of Guarantee Series B, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture; and

WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01                                Terms Incorporated by Reference.

Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture.

SECTION 1.02                                Additional Definitions.

“Administrative Agent” shall mean Barclays Bank PLC, New York Branch, as Administrative Agent under each of the Reimbursement Agreements or any successor thereto as such Administrative Agent thereunder.

“Banks” shall mean, with respect to each of the Reimbursement Agreements,  the Fronting Bank and the other participating banks parties to such Reimbursement Agreement.

“Fronting Bank” shall mean Barclays Bank PLC, New York Branch, as Fronting Bank under each of the Reimbursement Agreements or any successor thereto as such Fronting Bank thereunder.

“Interest Payment Date” shall mean with respect to each series of bonds of Guarantee Series (i) in the case of Obligations representing interest payable on Tender Advances or on reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the applicable Reimbursement Agreement, the date on which any such interest is due under and as provided in the Reimbursement Agreement, and (ii) in the case of Obligations other than (x) interest covered by the preceding clause (i) and (y) Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the applicable Reimbursement Agreement, the applicable date for the payment of such Obligations under the applicable Reimbursement Agreement.

“OAQDA Bonds” means the $141,260,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) to be issued by the Ohio Air Quality Development Authority.

“OAQDA Reimbursement Agreement” means that certain Letter of Credit and Reimbursement Agreement to be dated as of June 30, 2008 among the Company, Barclays Bank PLC, New York Branch, as Administrative Agent and Fronting Bank, and the Banks, pursuant to which a letter of credit is to be issued by the Fronting Bank in favor of the trustee for the OAQDA Bonds.

“OWDA Bonds” means the $6,450,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) to be issued by the Ohio Water Development Authority.

“OWDA Reimbursement Agreement” means that certain Letter of Credit and Reimbursement Agreement to be dated as of June 30, 2008 among the Company, Barclays Bank PLC, New York Branch, as Administrative Agent and Fronting Bank, and the Banks, pursuant to which a letter of credit is to be issued by the Fronting Bank in favor of the trustee for the OWDA Bonds.

“Reimbursement Agreements” means the OAQDA Reimbursement Agreement and the OWDA Reimbursement Agreement.

The terms “Available Amount,” “Commitments,” “Letter of Credit,” “Obligations,” and “Tender Advances” shall have the respective meanings assigned to those terms in each Reimbursement Agreement.

SECTION 1.03.                                           Rules of Construction.  All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

ARTICLE II

BONDS

SECTION 2.01.  Designation and Issuance of Bonds.  (a)  The bonds of Guarantee Series A shall, as hereinbefore recited, be designated as the Company’s “First Mortgage Bonds, Guarantee Series A of 2008 due 2009” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of One Hundred Forty Two Million Six Hundred Fifty Three Thousand Two Hundred Fifty Dollars ($142,653,250).  The bonds of Guarantee Series A are to be issued and secured by the Lien of the Indenture.

(b)           The bonds of Guarantee Series B shall, as hereinbefore recited, be designated as the Company’s “First Mortgage Bonds, Guarantee Series B of 2008 due 2009” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of Six Million Five Hundred Thirteen Thousand Six Hundred Seventeen Dollars ($6,513,617).  The bonds of Guarantee Series B are to be issued and secured by the Lien of the Indenture.

SECTION 2.02.  Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds.  (a)  The definitive bonds of Guarantee Series shall be in engraved, lithographed, printed or type-written form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate to be endorsed thereon shall be substantially in the respective     forms included in Exhibits A and B hereto.  The bonds of Guarantee Series shall be dated as provided in Section 3.03 of the Indenture.  All bonds of Guarantee Series shall mature on June 26, 2009.

(b)           The bonds of Guarantee Series A shall bear interest on each day that they are outstanding at such rate or rates per annum as shall cause the amount of interest payable on the bonds of Guarantee Series A on an Interest Payment Date to equal the amount of outstanding Obligations under the OAQDA Reimbursement Agreement (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OAQDA Reimbursement Agreement) payable on such Interest Payment Date; provided, however, such interest rate or rates on the bonds of Guarantee Series A shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed).  The bonds of Guarantee Series A shall bear interest until the principal thereof shall be paid in full.

(c)           The interest on the bonds of Guarantee Series A so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, and to the provisions of Section 2.04 of this Supplemental Indenture, be paid to the person in whose name such bond is registered on such Interest Payment Date.

(d)           The bonds of Guarantee Series B shall bear interest on each day that they are outstanding at such rate or rates per annum as shall cause the amount of interest payable on the bonds of Guarantee Series B on an Interest Payment Date to equal the amount of outstanding Obligations under the OWDA Reimbursement Agreement (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OWDA Reimbursement Agreement) payable on such Interest Payment Date; provided, however, such interest rate or rates on the bonds of Guarantee Series B shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed).  The bonds of Guarantee Series B shall bear interest until the principal thereof shall be paid in full.

(e)           The interest on the bonds of Guarantee Series B so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, and to the provisions of Section 2.04 of this Supplemental Indenture, be paid to the person in whose name such bond is registered on such Interest Payment Date.

SECTION 2.03.  Bonds Issued as Collateral Security.  The bonds of Guarantee Series A shall be issued, delivered, and pledged to, and registered in the name of, the Administrative Agent under the OAQDA Reimbursement Agreement in order to secure and provide for, and as collateral security for, the due and punctual payment of the Obligations arising thereunder.  The bonds of Guarantee Series B shall be issued, delivered, and pledged to, and registered in the name of, the Administrative Agent under the OWDA Reimbursement Agreement in order to secure and provide for, and as collateral security for, the due and punctual payment of the Obligations arising thereunder.

SECTION 2.04.  Credit for Payments under Reimbursement Agreements.  (a)  The Company shall receive a credit against its obligation to make any payment of interest on the bonds of Guarantee Series A, whether on an Interest Payment Date, at maturity, upon redemption, upon acceleration or otherwise, in an amount equal to the amount, if any, paid by or for the account of the Company in respect of any corresponding payment of the Obligations outstanding under the OAQDA Reimbursement Agreement (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OAQDA Reimbursement Agreement).  The obligation of the Company to make any payment with respect to the principal of the bonds of Guarantee Series A shall be credited in full if, at the time that any such payment of principal shall be due, there shall have been paid by or for the account of the Company an equivalent amount of Obligations constituting Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OAQDA Reimbursement Agreement.  No payment of principal of such Tender Advances or demand loans under the OAQDA Reimbursement Agreement or under the bonds of Guarantee Series A shall reduce the stated principal amount of the bonds of Guarantee Series A unless, and only to the extent that, the OAQDA Reimbursement Agreement shall be terminated concurrently therewith in accordance with the provisions of Section 2.02(c) of the OAQDA Reimbursement Agreement.

(b) The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest on, the bonds of Guarantee Series A, as the same shall become due and payable, has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telecopy or other form of written telecommunication) from an authorized representative of the Administrative Agent stating that payment of Obligations due under the OAQDA Reimbursement Agreement has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

(c)           The Company shall receive a credit against its obligation to make any payment of interest on the bonds of Guarantee Series B, whether on an Interest Payment Date, at maturity, upon redemption, upon acceleration or otherwise, in an amount equal to the amount, if any, paid by or for the account of the Company in respect of any corresponding payment of the Obligations outstanding under the OWDA Reimbursement Agreement (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OWDA Reimbursement Agreement).  The obligation of the Company to make any payment with respect to the principal of the bonds of Guarantee Series B shall be credited in full if, at the time that any such payment of principal shall be due, there shall have been paid by or for the account of the Company an equivalent amount of Obligations constituting Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the OWDA Reimbursement Agreement.  No payment of principal of such Tender Advances or demand loans under the OWDA Reimbursement Agreement or under the bonds of Guarantee Series B shall reduce the stated principal amount of the bonds of Guarantee Series B unless, and only to the extent that, the OWDA Reimbursement Agreement shall be terminated concurrently therewith in accordance with the provisions of Section 2.02(c) of the OWDA Reimbursement Agreement.

(d)           The Trustee may conclusively presume that the obligation of the Company to pay the principal of, and interest on, the bonds of Guarantee Series B, as the same shall become due and payable, has been credited in accordance with this Section 2.04 unless and until it shall have received a written notice (including a telecopy or other form of written telecommunication) from an authorized representative of the Administrative Agent stating that payment of Obligations due under the OWDA Reimbursement Agreement has become due and payable and has not been fully paid and specifying the amount of funds required to make such payment.

SECTION 2.05.  Execution of Bonds.  The bonds of Guarantee Series shall be executed on behalf of the Company in accordance with Section 3.03 of the Indenture.

SECTION 2.06.  Medium and Places of Payment of Principal of, and Interest on, Bonds; Transferability and Exchangeability.  The principal of, and the interest on, the bonds of Guarantee Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal and interest shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio, and such bonds shall be transferable and exchangeable, in the manner provided in Sections 3.05 and 3.06 of the Indenture, at said office or agency.  No charge shall be made by the Company to the registered owner of any bond of Guarantee Series for the registration of transfer of such bond or for the exchange thereof for bonds of the same series of other authorized denominations, except, in the case of any transfer, a charge sufficient to reimburse the Company for any stamp or other tax or governmental charge required to be paid by the Company or the Trustee.

SECTION 2.07.  Denominations and Numbering of Bonds.  The bonds of Guarantee Series shall be issued in the denomination of $1,000 and any integral multiple thereof.  Bonds of Guarantee Series shall each be numbered R-1 and consecutively upwards.

SECTION 2.08.  Temporary Bonds.  Until definitive bonds of Guarantee Series are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.04 of the Indenture, temporary registered bonds of Guarantee Series without coupons.

SECTION 2.09.  Mandatory Redemption.  The bonds of Guarantee Series shall be subject to mandatory redemption as provided in the respective forms thereof.

SECTION 2.10.  Confirmation of Lien.  The Company, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued under the Indenture, hereby confirms the lien and security interest of the Indenture upon, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the Mortgaged Property (as defined in the Indenture), including the real property legally described on Exhibit C attached hereto and made a part hereof, but excluding from such lien, security interest and grant all property which, by virtue of any of the provisions of the Indenture, is excluded from the lien, security interests and granting clauses thereof.

ARTICLE III

MISCELLANEOUS

SECTION 3.01                     Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of Guarantee Series (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

SECTION 3.02                     As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.  Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

SECTION 3.03                      Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

SECTION 3.04                      This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, FIRSTENERGY GENERATION CORP., party of the first part hereto, and THE BANK OF NEW YORK TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY GENERATION CORP.

By:	/s/ James F. Pearson
James F. Pearson
Vice President and Treasurer

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

By:	/s/ Biagio S. Impala
Biagio S. Impala
Vice President

STATE OF OHIO                                  )

)ss.:

COUNTY OF SUMMIT                         )

On the 25th day of June, 2008, personally appeared before me, a Notary Public in and for the said County and State aforesaid, James F. Pearson, to me known and known to me to be the Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the corporation which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President and Treasurer of FIRSTENERGY GENERATION CORP., the same is his free act and deed and the free and corporate act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 25th day of June, 2008.

/s/ Michele A. Buchtel______________________________________________
____________________, Notary Public
Commission Expires August 28, 2011

[Seal]

STATE OF OHIO                                 )
)ss.:

       COUNTY OF CUYAHOGA                 )

On the 26th day of June, 2008, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Biagio S. Impala, to me known and known to me to be a Vice President of THE BANK OF NEW YORK TRUST COMPANY, N.A., the corporation which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President for and on behalf of said corporation and that the same is his free act and deed and the free and corporate act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 26th day of June, 2008.

/s/ Susan Demaske_________________________________________________
________________, Notary Public
Commission Expires ______________

[Seal]

The Bank of New York Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:

The Bank of New York Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Biagio S. Impala________________________________________
Biagio S. Impala
Vice President

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, NY 10022

Exhibit A

[FORM OF BOND OF GUARANTEE SERIES A]

FIRSTENERGY GENERATION CORP.

First Mortgage Bond, Guarantee Series A of 2008 due 2009

Due June 26, 2009

$[_____________________]                                                                                                                                                                                                                                                            No. R-__

FIRSTENERGY GENERATION CORP., a corporation of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to [________], as Administrative Agent (the “Administrative Agent”) under that certain Letter of Credit and Reimbursement Agreement, dated as of June 30, 2008, among the Company, Barclays Bank PLC, acting through its New York Branch, as Fronting Bank and Administrative Agent and the Banks parties thereto from time to time (such Reimbursement Agreement, as amended from time to time, hereinafter the “Reimbursement Agreement”), or registered assigns, on June 26, 2009, the principal sum of [_____________________] Dollars or, at any time (if less), such lesser principal amount as is equal to the sum of (a) the Available Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate principal amount of all Tender Advances which are outstanding at such time, plus (c) the aggregate amount of all other reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement which are outstanding at such time, on such date or dates and in such amounts as set forth in the Reimbursement Agreement for the payment of principal on such Tender Advances and demand loans, and to pay interest on said principal amount from the date hereof at such rate or rates per annum on each day as shall cause the amount of interest payable on the bonds of this series on an Interest Payment Date (as hereinafter defined) to equal the amount of outstanding Obligations (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement) payable on such Interest Payment Date; provided, however, that such interest rate or rates shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed).  Said interest shall accrue hereon until the principal hereof shall be paid in full, subject to Section 2.04 of the First Supplemental Indenture dated as of June 25, 2008 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), executed and delivered by the Company to the Trustee (as hereinafter defined), which provides for certain credits towards payment of principal of, and interest on, the bonds of

Exhibit A-1

this series.  No payment of principal under such Tender Advances or demand loans or hereunder shall reduce the stated principal amount of the bonds of this series unless, and only to the extent that, the Reimbursement Agreement shall be terminated concurrently therewith in accordance with the provisions of Section 2.02(c) of the Reimbursement Agreement.  Interest shall accrue on the bonds of this series from the date of issuance hereof, and the payment thereof shall be credited as provided in Section 2.04(a) of the Supplemental Indenture unless and until the Trustee receives the notice contemplated by Section 2.04(b) of the Supplemental Indenture, whereupon the interest on the bonds of this series shall become and remain due and payable until such time as the Trustee receives a further written notice (including a telecopy or other form of written telecommunication) from an authorized representative of the Administrative Agent stating that such payments need not continue.  The interest on each bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture (as hereinafter defined) and to the provisions of Section 2.04 of the Supplemental Indenture, be paid to the person in whose name such bond is registered on the date of such payment.  The principal of, and the interest on, this bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

As used herein, “Interest Payment Date” shall mean (i) in the case of Obligations representing interest payable on Tender Advances or on reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement, the date on which any such interest is due under and as provided in the Reimbursement Agreement, and (ii) in the case of Obligations other than (x) interest covered by the preceding clause (i) and (y) Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement, the applicable date for the payment of such Obligations under the Reimbursement Agreement.  As used herein, the terms “Available Amount,” “Banks,” “Commitments,” “Letter of Credit,” “Obligations,” and “Tender Advances” shall have the respective meanings set forth in the Reimbursement Agreement.  The Letter of Credit was issued in favor of the bond trustee for $141,260,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) issued by the Ohio Air Quality Development Authority.

This bond is one of an issue of Bonds of the Company issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008, duly executed by the Company to The Bank of New York Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Supplemental Indenture, to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security.   As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this

Exhibit A-2

bond is one bond of a series entitled “First Mortgage Bonds, Guarantee Series A of 2008 due 2009,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $142,653,250.

Any payment of Obligations made by or on behalf of the Company in respect of the Reimbursement Agreement shall be deemed a payment in respect of this bond, but such payment shall not reduce the principal amount of this bond then in effect unless the sum of (a) the Available Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate principal amount of all Tender Advances which are then outstanding under the Reimbursement Agreement, plus (c) the aggregate amount of all other reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement which are outstanding at such time, is irrevocably reduced concurrently with such payment; provided, however, if after a drawing under the Letter of Credit, the Letter of Credit shall have been reinstated in respect of such drawing prior to the Administrative Agent, Fronting Bank or Banks having received reimbursement for such drawing from the Company, the reimbursement of such reinstated amount shall not reduce the principal amount of this bond.  In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged and the Letter of Credit shall have been cancelled and returned to the Fronting Bank, this bond shall be deemed paid in full and the Holder shall surrender this bond to the Trustee for cancellation.

The bonds of this series shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption (the “Redemption Price”) following receipt by the Trustee of written demand for redemption (a “Redemption Demand”)  from an authorized representative of the Administrative Agent under the Reimbursement Agreement stating that (i) all of the Obligations under the Reimbursement Agreement have become or have been declared to be immediately due and payable as a result of the occurrence and continuance of an “Event of Default” under the Reimbursement Agreement and (ii) that the Administrative Agent has demanded payment thereof from the Company; provided that the bonds of this series shall be redeemed automatically by the Company, without any notice to any person, in whole at the Redemption Price, if the Obligations under the Reimbursement Agreement have become immediately due and payable as a result of the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Such redemption shall be effected on the fifth Business Day following receipt by the Trustee of the Redemption Demand, if such Redemption Demand is required, or the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Any payment of the Redemption Price made to the Administrative Agent shall constitute a payment by the Company in respect of Obligations under the Reimbursement Agreement.  A Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a written notice from the Administrative Agent withdrawing said Redemption Demand.

Exhibit A-3

The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond is nontransferable except to effect transfer to any successor to the Administrative Agent under the Reimbursement Agreement, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

This bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by the manual or facsimile signature of its Corporate Secretary or one of its Assistant Corporate Secretaries.

Dated: ________________

                                      FIRSTENERGY GENERATION CORP.

             By: ______________________________
                                                  Title:

Attest:

Title:

Exhibit A-4

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK TRUST
                                       COMPANY, N.A., as Trustee

                                                                                                                                       By:  ____________________________________________
                                     Authorized Signatory

Exhibit B

[FORM OF BOND OF GUARANTEE SERIES B]

FIRSTENERGY GENERATION CORP.

First Mortgage Bond, Guarantee Series B of 2008 due 2009

Due June 26, 2009

$[_____________________]                                                                                                                                                                                                                                                              No. R-__

FIRSTENERGY GENERATION CORP., a corporation of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to [________], as Administrative Agent (the “Administrative Agent”) under that certain Letter of Credit and Reimbursement Agreement, dated as of June 30, 2008, among the Company, Barclays Bank PLC, acting through its New York Branch, as Fronting Bank and Administrative Agent and the Banks parties thereto from time to time (such Reimbursement Agreement, as amended from time to time, hereinafter the “Reimbursement Agreement”), or registered assigns, on June 26, 2009, the principal sum of [_____________________] Dollars or, at any time (if less), such lesser principal amount as is equal to the sum of (a) the Available Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate principal amount of all Tender Advances which are outstanding at such time, plus (c) the aggregate amount of all other reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement which are outstanding at such time, on such date or dates and in such amounts as set forth in the Reimbursement Agreement for the payment of principal on such Tender Advances and demand loans, and to pay interest on said principal amount from the date hereof at such rate or rates per annum on each day as shall cause the amount of interest payable on the bonds of this series on an Interest Payment Date (as hereinafter defined) to equal the amount of outstanding Obligations (other than Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement) payable on such Interest Payment Date; provided, however, that such interest rate or rates shall not exceed ten percent (10%) per annum (calculated on the basis of a year of 360 days for the actual days elapsed).  Said interest shall accrue hereon until the principal hereof shall be paid in full, subject to Section 2.04 of the First Supplemental Indenture dated as of June 25, 2008 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), executed and delivered by the Company to the Trustee (as hereinafter defined), which provides for certain credits towards payment of principal of, and interest on, the bonds of this series.  No payment of principal under such Tender Advances or demand loans or hereunder shall reduce the stated principal amount of the bonds of this series unless, and only to the extent that, the Reimbursement Agreement shall be terminated concurrently therewith in accordance

Exhibit B-1

with the provisions of Section 2.02(c) of the Reimbursement Agreement.  Interest shall accrue on the bonds of this series from the date of issuance hereof, and the payment thereof shall be credited as provided in Section 2.04(c) of the Supplemental Indenture unless and until the Trustee receives the notice contemplated by Section 2.04(d) of the Supplemental Indenture, whereupon the interest on the bonds of this series shall become and remain due and payable until such time as the Trustee receives a further written notice (including a telecopy or other form of written telecommunication) from an authorized representative of the Administrative Agent stating that such payments need not continue.  The interest on each bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture (as hereinafter defined) and to the provisions of Section 2.04 of the Supplemental Indenture, be paid to the person in whose name such bond is registered on the date of such payment.  The principal of, and the interest on, this bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

As used herein, “Interest Payment Date” shall mean (i) in the case of Obligations representing interest payable on Tender Advances or on reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement, the date on which any such interest is due under and as provided in the Reimbursement Agreement, and (ii) in the case of Obligations other than (x) interest covered by the preceding clause (i) and (y) Tender Advances or reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement, the applicable date for the payment of such Obligations under the Reimbursement Agreement.  As used herein, the terms “Available Amount,” “Banks,” “Commitments,” “Letter of Credit,” “Obligations,” and “Tender Advances” shall have the respective meanings set forth in the Reimbursement Agreement.  The Letter of Credit was issued in favor of the bond trustee for $6,450,000 aggregate principal amount of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2008-A (FirstEnergy Generation Corp. Project) issued by the Ohio Water Development Authority.

This bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 19, 2008, duly executed by the Company to The Bank of New York Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Supplemental Indenture, to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security.   As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this bond is one bond of a series entitled “First Mortgage Bonds, Guarantee Series B of 2008 due 2009,” created by the Supplemental Indenture,

Exhibit B-2

as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $6,513,617.

Any payment of Obligations made by or on behalf of the Company in respect of the Reimbursement Agreement shall be deemed a payment in respect of this bond, but such payment shall not reduce the principal amount of this bond then in effect unless the sum of (a) the Available Amount of the Letter of Credit outstanding at such time, plus (b) the aggregate principal amount of all Tender Advances which are then outstanding under the Reimbursement Agreement, plus (c) the aggregate amount of all other reimbursement obligations of the Company to the Banks constituting demand loans pursuant to Section 2.04 of the Reimbursement Agreement which are outstanding at such time, is irrevocably reduced concurrently with such payment; provided, however, if after a drawing under the Letter of Credit, the Letter of Credit shall have been reinstated in respect of such drawing prior to the Administrative Agent, Fronting Bank or Banks having received reimbursement for such drawing from the Company, the reimbursement of such reinstated amount shall not reduce the principal amount of this bond.  In the event that all of the Company's obligations under the Reimbursement Agreement have been discharged and the Letter of Credit shall have been cancelled and returned to the Fronting Bank, this bond shall be deemed paid in full and the Holder shall surrender this bond to the Trustee for cancellation.

The bonds of this series shall be redeemed promptly, without notice, by the Company in whole at 100% of the principal amount thereof plus accrued interest to the date of redemption (the “Redemption Price”) following receipt by the Trustee of written demand for redemption (a “Redemption Demand”)  from an authorized representative of the Administrative Agent under the Reimbursement Agreement stating that (i) all of the Obligations under the Reimbursement Agreement have become or have been declared to be immediately due and payable as a result of the occurrence and continuance of an “Event of Default” under the Reimbursement Agreement and (ii) that the Administrative Agent has demanded payment thereof from the Company; provided that the bonds of this series shall be redeemed automatically by the Company, without any notice to any person, in whole at the Redemption Price, if the Obligations under the Reimbursement Agreement have become immediately due and payable as a result of the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Such redemption shall be effected on the fifth Business Day following receipt by the Trustee of the Redemption Demand, if such Redemption Demand is required, or the occurrence of an “Event of Default” under the Reimbursement Agreement with respect to the Company (but not any subsidiary thereof) under Section 6.01(f) of the Reimbursement Agreement.  Any payment of the Redemption Price made to the Administrative Agent shall constitute a payment by the Company in respect of Obligations under the Reimbursement Agreement.  A Redemption Demand shall be rescinded and shall be null and void for all purposes of the Indenture upon receipt by the Trustee, no later than the Business Day prior to the date fixed for redemption, of a written notice from the Administrative Agent withdrawing said Redemption Demand.

Exhibit B-3

                   The principal of this bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an Event of Default as therein defined.

No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

This bond is nontransferable except to effect transfer to any successor to the Administrative Agent under the Reimbursement Agreement, but is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered bond or bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

This bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this bond to be executed in its name by the manual or facsimile signature of its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents, and attested by the manual or facsimile signature of its Corporate Secretary or one of its Assistant Corporate Secretaries.

Dated: _____________

   FIRSTENERGY GENERATION CORP.

                                                            By:__________________________
                                                                                                                                              Title:

Attest:

Title:

Exhibit B-4

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]

TRUSTEE’S AUTHENTICATION CERTIFICATE

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

                                                 By:   _________________________________
                                                                                                                                   Authorized Signatory

Exhibit C

Property Description

                                                                     Exhibit C-1